Exhibit 10.16

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         This agreement, dated as of November 1, 2004, amends the Employment Agreement (the “Agreement”) dated as of September 1, 2001, between U.S.-China Industrial Exchange, Inc. and Roberta Lipson.

1.	The first paragraph of the Agreement is amended to read as follows:

“This Employment Agreement dated as of September 1, 2001, between Chindex International, Inc., a Delaware Corporation currently having an address at 7201 Wisconsin Avenue, Bethesda, Maryland 20815 (the “Company”) and Roberta Lipson, an individual residing in Silver Lake Villas, Beijing, China (“Employee”).”

2.	Paragraph (a) of Section 5 of the Agreement is amended by deleting the words “One Hundred and Eighty Four Thousand, Four Hundred and Thirty Seven Dollars ($184,437) per year” and substituting therefor the words “Two Hundred and Twenty Thousand Dollars ($220,000) per year.”

IN WITNESS WHEREOF, the parties have executed this Agreement as of date first above written.

EMPLOYEE	COMPANY

/S/ Roberta Lipson	By:	/S/ Robert C. Goodwin, Jr.

Name: Roberta Lipson		Name: Robert C. Goodwin, Jr. Title: Executive Vice President